Exhibit 10.23d
AMENDMENT TO SHAREHOLDER AGREEMENT
     This Amendment to Shareholder Agreement is made as of May 19, 2009, by and among John G. Sperling, Peter V. Sperling, the John Sperling Voting Stock Trust, and the Peter Sperling Voting Stock Trust (each a “Shareholder” and collectively the “Shareholders”) and Apollo Group, Inc. (the “Company’’).
     Whereas, the Shareholders and the Company are parties to a Shareholders Agreement dated as of September 7,1994, as previously amended as of May 25, 2001 and June 23, 2006 (the “Agreement”); the other original parties to the Agreement (William H. Gibbs, John D. Murphy, Todd Nelson, James W. Hoggatt, and Jerry F. Noble) no longer own any of the Class B Common Stock of the Company; the John Sperling Voting Stock Trust and Peter Sperling Voting Stock Trust wish to formally join the Agreement as parties; and the Shareholders wish to further amend the Agreement;
     Now, therefore, it is agreed:
     1. Section 5 of the Agreement is amended in its entirety to read:
     “5. Transfer to a Trust. Notwithstanding the provisions of Section 1 or Section 7 hereof, a Shareholder may transfer Shares to a trust created by the Shareholder (“Shareholder Trust”), provided that such a Shareholder Trust enters into an agreement with the Company acknowledging the existence of this Agreement and agreeing that any disposition of the Shares by the Shareholder Trust (including any transfers to beneficiaries) will be made in compliance with the terms and conditions of this Agreement. All of the trustee(s) of a Shareholder Trust must be either (i) a Shareholder, (2) Terri Bishop, (3) Darby Shupp, or (4) a person or persons appointed by a Shareholder or the then current trustees of a Shareholder Trust. The Shares so transferred shall not be converted into shares of the Company’s Class A Common Stock as a result of such transfer.”
     2. The first paragraph of Section 7 of the Agreement is amended in its entirety to read:
     “7. Purchase of Stock Upon Death, Incompetency, or Bankruptcy of Shareholder. Upon the death or incompetency of any Shareholder or the filing of a voluntary or involuntary bankruptcy petition by or against any Shareholder (a “Noncontinuing Shareholder”), the Company and the other Shareholders (the “Continuing Shareholders”) shall have the right to purchase the Shares owned by the Noncontinuing Shareholder (including any Shares or interest therein owned by his or her spouse, if any) in the manner set forth in this Section 7, unless the Noncontinuing Shareholder (i) previously transferred the Shares, pursuant to Section 5, to a Shareholder Trust, (ii) made a transfer, pursuant to Section 5, to a Shareholder Trust, said transfer being effective upon death, incompetency or bankruptcy, (iii) previously transferred the Shares to a

Shareholder pursuant to Section 2, or (iv) made a transfer to a Shareholder, pursuant to Section 2, said transfer being effective upon death, incompetency, or bankruptcy. In each of the foregoing circumstances, no option to purchase the Shares shall arise and no conversion of the Shares into Class A Common Stock shall occur. For purposes of this Section 7, a Shareholder shall be deemed incompetent if the Shareholder is adjudicated incompetent in an appropriate judicial proceeding.”
     3. Section 16 of the Agreement is amended in its entirety to read:
     “16. Shareholder Defined. In addition to John G. Sperling, Peter V. Sperling, the John Sperling Voting Stock Trust, and the Peter Sperling Voting Stock Trust, the term Shareholder as used herein shall also include (i) any person, his successors and assigns, and any corporation, partnership, joint venture, association, or other entity, whether or not such individual or entity is a Shareholder as of the date hereof, who acquires any Shares from any Shareholder, directly or indirectly, by any means whatsoever in a transaction permitted by this Agreement, or (ii) any person or entity who acquires Shares from the Company and who agrees (and whose spouse consents, if necessary) to become a party to and be bound by the terms of this Agreement, but any Shareholder who no longer owns any Shares shall not be entitled to any of the benefits of this Agreement.”
4. The John Sperling Voting Stock Trust and the Peter Sperling Voting Stock Trust hereby formally join the Agreement as signatories and agree to be bound by the terms and conditions of the Agreement as Shareholders, effective as of the date each such Shareholder Trust received a transfer Shares from a Shareholder.
     5. The Agreement, as hereby amended, is confirmed.
[Signature Page Immediately Follows.]

     In witness whereof, the parties have executed this document as of the date stated above.

	Shareholders:	The Company:

APOLLO GROUP, INC.

	/s/ John G. Sperling	By:	/s/ Charles B. Edelstein

John G. Sperling

/s/ Peter V. Sperling

Peter V. Sperling

	JOHN SPERLING VOTING STOCK TRUST	PETER SPERLING VOTING STOCK TRUST

By:	/s/ John G. Sperling	By:	/s/ Peter V. Sperling

	John G. Sperling, Trustee		Peter V. Sperling, Trustee

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